Exhibit 99.1

Filed pursuant to Rule 497(a)

File No. 333-261782

Rule 482ad

Trinity Capital Inc. Prices Reopening of $50.0 million of 7.00% Notes due 2025

PHOENIX, July 19, 2022 – Trinity Capital Inc. (NASDAQ: TRIN) (“Trinity”) is pleased to announce that it has priced an underwritten public offering of an additional $50.0 million in aggregate principal amount of 7.00% notes due 2025 (the “Notes”). In connection with the offering, Trinity has granted the underwriters a 30-day option to purchase additional Notes in an amount up to $7.5 million. The Notes are being issued at 99.52% of the principal amount per Note.

The Notes are an additional issuance of the 7.00% notes due 2025 that Trinity issued on January 16, 2020 in an aggregate principal amount of $125.0 million (the “Existing Notes”). The Notes will be treated as a single series with the Existing Notes under the indenture and will have the same terms as the Existing Notes. The Notes will have the same CUSIP number and will be fungible and rank equally with the Existing Notes. Upon the issuance of the Notes, the outstanding aggregate principal amount of Trinity’s 7.00% notes due 2025 will be $175.0 million ($182.5 million if the underwriters exercise the over-allotment option in full to purchase additional Notes). The offering is subject to customary closing conditions and is expected to close on July 22, 2022. The Notes, along with the Existing Notes, are expected to trade on the Nasdaq Global Select Market within 30 days of closing.

Trinity intends to use substantially all the net proceeds from this offering to repay a portion of its outstanding indebtedness under its credit facility with KeyBank National Association. As of July 14, 2022, Trinity had $232.0 million of indebtedness outstanding under its credit facility. The credit facility matures on October 27, 2026, and borrowings under the credit facility currently bear interest on a per annum basis equal to Adjusted Term SOFR plus 2.85%.

Keefe, Bruyette & Woods, A Stifel Company and UBS Securities LLC are acting as the joint book-running managers for this offering. Ladenburg Thalmann & Co. Inc. and Oppenheimer & Co. Inc. are acting as co-lead managers for this offering.

Investors should carefully consider, among other things, Trinity’s investment objective and strategies and the risks related to Trinity and the offering before investing. The preliminary prospectus supplement dated July 19, 2022 and the accompanying prospectus dated January 27, 2022, each of which has been filed with the Securities and Exchange Commission, contain this and other information about Trinity and should be read carefully before investing.

The issuer has filed a shelf registration statement (including a base prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the base prospectus in that registration statement, the Preliminary Prospectus and the documents incorporated by reference therein, which the issuer has filed with the SEC, for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus if you request it from Keefe, Bruyette & Woods, Inc., 787 7th Avenue, 4th Floor, New York, New York 10019, Attn: Equity Syndicate, by telephone at 1-800-966-1559 or UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Prospectus Department, by telephone at 1-888-827-7275.

The information in the preliminary prospectus supplement, the accompanying prospectus and this press release is not complete and may be changed. The preliminary prospectus supplement, the accompanying prospectus and this press release do not constitute offers to sell or the solicitation of offers to buy, nor will there be any sale of the Notes referred to in this press release, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About Trinity Capital Inc.

Trinity (Nasdaq: TRIN), an internally managed specialty lending company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, is a leading provider of debt, including loans and equipment financing, to growth stage companies, including venture-backed companies and companies with institutional equity investors. Trinity’s investment objective is to generate current income and, to a lesser extent, capital appreciation through investments consisting primarily of term loans and equipment financings and, to a lesser extent, working capital loans, equity and equity-related investments. Trinity believes it is one of only a select group of specialty lenders that has the depth of knowledge, experience, and track record in lending to growth stage companies.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic on the economy, financial markets, our business, our portfolio companies and our industry. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Trinity undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Vibhor Garg
Director, Marketing
Trinity Capital Inc.
vgarg@trincapinvestment.com